As filed with the Securities and Exchange Commission on April 27, 2010

Registration No. 333-165189

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GOOD TIMES RESTAURANTS INC.

(Exact name of registrant as specified in its charter)

Nevada	84-1133368
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

601 Corporate Circle

Golden, Colorado 80401

(303) 384-1400

(Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

Boyd E. Hoback

President and Chief Executive Officer

Good Times Restaurants Inc.

601 Corporate Circle

Golden, Colorado 80401

(303) 384-1400

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Roger C. Cohen, Esq.

Snell & Wilmer L.L.P.

1200 17th Street, Suite 1900

Denver, Colorado 80202

Telephone: (303) 634-2000

Facsimile: (303) 634-2020

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ___

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  x

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ___

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ___

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ___

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ___

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

        Large accelerated filer  ___                                                                                       Accelerated filer  ___
        Non-accelerated filer (do not check if a smaller reporting company)  ___      Smaller reporting company  x

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 1 is to amend and restate Part I and Item 16 of Part II of this Registration Statement to reflect changes in the parties to the underlying transaction documents, as described herein.  Other than the changes in such parties, no other changes have been made to the underlying transaction documents.  No changes have been made to Items 14, 15 or 17 of Part II of the Registration Statement.  Accordingly, they have been omitted.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THE SELLING SECURITYHOLDERS NAMED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE SELLING SECURITYHOLDERS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED APRIL 27, 2010

PRELIMINARY PROSPECTUS

GOOD TIMES RESTAURANTS INC.

639,969 Shares Common Stock

This prospectus relates to the offering for potential resale by the selling securityholders named in this prospectus of up to a total of 639,969 shares of our common stock, par value $.001 per share ("Common Stock"), issuable upon conversion of the Secured Convertible Promissory Note (the "Note") and exercise of the Warrants (the "Warrants") issued pursuant to the Loan Agreement, dated as of February 1, 2010, as amended effective as of April 1, 2010, between Good Times and the selling securityholders (the "Loan Agreement").

The Loan Agreement was initially executed with three parties who were listed as selling securityholders in the Registration Statement on Form S-3 filed by the Company on March 4, 2010.  The First Amendment to Loan Agreement, dated effective as of April 1, 2010, replaced one of such parties with correspondingly increased participating from the other two parties named as selling securityholders in this prospectus on the same terms and conditions that applied to the initial parties.

The total number of shares of our Common Stock to which this prospectus relates consists of (a) an estimated 589,969 shares of Common Stock issuable to the selling securityholders upon conversion of the Note, and (b) 50,000 shares of Common Stock issuable to the selling securityholders upon exercise of the Warrants.  For purposes of this prospectus, we have calculated the maximum number of shares issuable upon conversion of the Note.  The Note is for an aggregate principal amount of $400,000 and bears interest at a rate of 12% per annum on the unpaid principal balance until August 1, 2010.  The maturity date for payment of all principal and interest on the Note is December 31, 2010.  However, if and to the extent that any portion of the Note is still outstanding after August 1, 2010, the interest rate will increase to 14% per annum from and after August 1, 2010 until the maturity date.  All interest accrues through the maturity date.  The Note is convertible into shares of our Common Stock at any time prior to repayment at a conversion price of 25% less than the average price of our Common Stock during the 20 days prior to the conversion date, provided however that the conversion price shall not be below $.75 per share nor above $1.08 per share.  Accordingly, we have calculated the maximum number of shares issuable upon conversion of the Note assuming that the entire principal balance and accrued interest through the maturity date will be converted at the minimum conversion price of $.75 per share.  However, the actual number of shares to which this prospectus relates may be less than 639,969 if the market price of our shares exceeds $1.00 per share (resulting in the conversion price being higher than $.75 per share) or the Note is repaid before the time of conversion.

The shares of our Common Stock may be offered for resale from time to time by the selling securityholders at market prices prevailing at the time of sale or at privately negotiated prices.  The selling securityholders may sell the shares of our Common Stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

Our Common Stock is quoted on the NASDAQ Capital Market under the symbol "GTIM".  The last reported sale price for our Common Stock on April 23, 2010 was $1.06 per share.

Investment in our Common Stock involves a high degree of risk.  See the section entitled "Risk Factors" beginning on page 2 of this prospectus for more information regarding these risks.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is April 27, 2010.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration or continuous offering process.  Under this shelf registration process, the selling securityholders may, from time to time, sell the shares of our Common Stock set forth in this prospectus in one or more offerings.  Each time a selling securityholder sells securities using this prospectus, the selling securityholder is required to provide the purchaser with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling securityholder and the securities being offered.  That prospectus supplement may include additional risk factors or other special considerations applicable to the securities.  Any prospectus supplement may also add, update or change information in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.  You should read both this prospectus and any prospectus supplement together with additional information described under "Where You Can Find More Information."

You should rely only on the information contained or incorporated by reference in this prospectus and on the information contained in any prospectus supplements hereto.  We have not authorized anyone to provide you with additional or different information.  The selling securityholders are not offering to sell, nor seeking offers to buy, shares of our Common Stock in any jurisdiction where it is unlawful to do so.  The information in this prospectus, or any prospectus supplement, is accurate only as of the date on the front of this document, or on the prospectus supplement, as appropriate, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

Unless the context otherwise requires, references to "Good Times," "we," "us," "our" or the "company" in this prospectus mean Good Times Restaurants Inc., together with its wholly-owned subsidiary Good Times Drive Thru, Inc.

WHERE YOU CAN FIND MORE INFORMATION

i

We file reports, proxy statements and other documents with the SEC.  You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C.  20549.  You should call 1-800-SEC-0330 for more information on the public reference room.  The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  Our SEC filings are also available to you on the SEC's Internet site, as well as on the Investor Relations page of our Internet site, www.goodtimesburgers.com.

This prospectus is part of a registration statement that we filed with the SEC.  The registration statement contains more information than this prospectus regarding us and our Common Stock, including certain exhibits and schedules.  You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's Internet site.

You may also request a copy of any of our filings with the SEC, or any of the agreements or other documents that are exhibits to those filings, at no cost, by writing, e-mailing or telephoning us at the following address or phone number:

Good Times Restaurants Inc.

601 Corporate Circle

Golden, Colorado 80401

(303) 384-1400

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate by reference in this prospectus certain information we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including (1) any filings after the filing of this registration statement and prior to the effectiveness of the registration statement and (2) any filings after the date of this prospectus (which does not include items "furnished" under Current Reports on Form 8-K or otherwise), until all of the securities to which this prospectus relates have been sold or this offering is otherwise terminated.  The information that we incorporate by reference is an important part of this prospectus.  Any statement in a document incorporated by reference will be deemed to be modified or superseded to the extent that a statement contained in (1) this prospectus or (2) any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement.

We incorporate by reference into this prospectus the following documents:

•         our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, filed with the SEC on December 29, 2009;

•         our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2009, filed with the SEC on February 16, 2009;

•         our Current Reports on Form 8-K filed on January 21, 2010, February 3, 2010, March 3, 2010, April 6, 2010 and April 15, 2010; and

•         the description of our Common Stock contained in our Registration of Certain Classes of Securities on Form 8-A, filed on May 14, 1990, including any amendment or report filed for the purpose of updating that description.

FORWARD-LOOKING STATEMENTS

ii

This prospectus, including information incorporated into this document by reference, contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  Statements that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements, and are contained throughout this prospectus and in the information incorporated into this prospectus by reference.  Forward-looking statements are identified by words such as "believe," "anticipate," "expect," "estimate," "intend," "plan," "project," "will," "may" and variations of such words and similar expressions.  In addition, any statements that refer to expectations, projections, plans, objectives, goals, strategies or other characterizations of future events or circumstances are forward-looking statements.  These forward-looking statements speak only as of the date stated and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by these forward-looking statements will not be realized.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, these expectations may not prove to be correct or we may not achieve the financial results, savings or other benefits anticipated in the forward-looking statements.  These forward-looking statements are necessarily estimates reflecting the best judgment of our senior management and involve a number of risks and uncertainties, some of which may be beyond our control, that could cause actual results to differ materially from those suggested by the forward-looking statements.  Factors that could cause actual results or conditions to differ from those anticipated by these and other forward-looking statements are described more fully in the section entitled "Risk Factors" and in the reports we have filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.  Our business, financial condition or results of operations could also be adversely affected by other factors besides those listed here.  However, these are the risks our management currently believes are material.

You should carefully consider the trends, risks and uncertainties described in the section entitled "Risk Factors" of this prospectus and other information in this prospectus or reports filed with the SEC before making any investment decision with respect to the securities.  If any of the trends, risks or uncertainties set forth in the section entitled "Risk Factors" and in our reports we have filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act actually occurs or continues, our business, financial condition or operating results could be materially adversely affected.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

PRINCIPAL EXECUTIVE OFFICE

Our headquarters are located at 601 Corporate Circle, Golden, Colorado 80401, and our telephone number is (303) 384-1400. iii

PROSPECTUS SUMMARY

The following summary includes basic information about our company and this offering.  Because it is a summary, it does not contain all of the information that you should consider before investing in our Common Stock.  For a more comprehensive understanding of our company and the shares of our Common Stock covered by this prospectus, you should  read this entire prospectus carefully, including the risks of investing discussed under the section entitled "Risk Factors" and  the information that we have incorporated by reference into this prospectus.

Good Times Restaurants Inc.

Good Times Restaurants Inc., a Nevada corporation that is headquartered in Golden, Colorado, is engaged in the business of developing, owning, operating and franchising hamburger-oriented drive-through restaurants under the name "Good Times Burgers & Frozen Custard."  Good Times conducts its business operations through its wholly-owned subsidiary, Good Times Drive Thru, Inc., a Colorado corporation.  We currently operate and franchise a total of fifty-one Good Times restaurants.  Most of our restaurants are located in the front-range communities of Colorado but we also have franchised restaurants in Idaho, North Dakota and Wyoming.

We operate with two different restaurant formats that have evolved over the course of our history:  a smaller, 880 square foot double drive-through building focused on drive-through service and limited walk-up service, and a newer 2,400 to 2,700 square foot, 70 seat dining room format.  Our restaurants serve a high quality, fresh, unique, proprietary selection of hamburgers, cheeseburgers, chicken sandwiches, french fries, onion rings, fresh squeezed and frozen lemonades, soft drinks and frozen custard products.  Each menu item is made to order at the time the customer places the order and is not pre-prepared.

The Offering

Shares Offered	639,969 shares of Common Stock, par value $.001 per share (1)
Common Stock issued and outstanding (including the shares covered by this Registration Statement on Form S-3)	4,538,528 shares (2)
Use of proceeds	Good Times will not receive any proceeds from the sale of the shares of Common Stock in this offering.
NASDAQ Capital Market symbol	GTIM
(1)

The total number of shares of our Common Stock to which this prospectus relates consists of (a) an estimated 589,969 shares of Common Stock issuable to the selling securityholders upon conversion of the Note, and (b) 50,000 shares of Common Stock issuable to the selling securityholders upon exercise of the Warrants.  For purposes of this prospectus, we have calculated the maximum number of shares issuable upon conversion of the Note.  The Note is for an aggregate principal amount of $400,000 and bears interest at a rate of 12% per annum on the unpaid principal balance until August 1, 2010.  The maturity date for payment of all principal and interest on the Note is December 31, 2010.  However, if and to the extent that any portion of the Note is still outstanding after August 1, 2010, the interest rate will increase to 14% per annum from and after August 1, 2010 until the maturity date.  All interest accrues through the maturity date.  The Note is convertible into shares of our Common Stock at any time prior to repayment at a conversion price of 25% less than the average price of our Common Stock during the 20 days prior to the conversion date, provided however that the conversion price shall not be below $.75 per share nor above $1.08 per share.  Accordingly, we have calculated the maximum number of shares issuable upon conversion of the Note assuming that the entire principal balance and accrued interest through the maturity date will be converted at the minimum conversion price of $.75 per share.  However, the actual number of shares to which this prospectus relates may be less than 639,969 if the market price of our shares exceeds $1.00 per share (resulting in the conversion price being higher than $.75 per share) or the Note is repaid before the time of conversion.

(2)	Calculated based on 3,898,559 shares of Common Stock outstanding as of February 16, 2010, plus the 639,969 shares of Common Stock that may be sold under this prospectus.

RISK FACTORS

You should consider carefully the risk factors described below, and all other information contained in or incorporated by reference in this prospectus, before deciding to invest in our Common Stock.  If any of the following risks actually occur, they may materially harm our business, financial condition, operating results or cash flow.  As a result, the market price of our Common Stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results or financial condition and could result in a complete loss of your investment.

Risks Related to Our Business

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

As shown in the financial statements accompanying our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, filed with the SEC on December 29, 2009, we have incurred operating losses in the current and prior fiscal years and, due to loan covenant defaults, the entire balance of an $846,000 note payable to Wells Fargo Bank N.A. is included in current liabilities.  If Wells Fargo were to accelerate payment of the note payable and if we are not successful in raising additional operating capital, we would not have the ability to satisfy our liabilities in the normal course of business.  It is our current continuing objective to raise additional operating capital through debt and equity offerings, however there can be no assurance that we will be successful in raising the required additional capital.  As a result of the foregoing circumstances, our auditors expressed in their report on our consolidated financial statements that there was substantial doubt about our ability to continue as a going concern.

We have accumulated losses.

We have incurred losses in every fiscal year since inception except 1999, 2002, 2006 and 2007.  As of September 30, 2009 we had an accumulated deficit of $13,805,000.  We cannot assure you that we will not have a loss for the current fiscal year ending September 30, 2010.  As of September 30, 2009, we had a working capital deficit of $1,200,000.

Our same store sales have decreased.

We may be negatively impacted if we continue to experience consistent same store sales declines.  Same store sales comparisons will be dependent, among other things, on the success of our advertising and promotion of new and existing menu items.  No assurances can be given that such advertising and promotions will in fact be successful.

New restaurants, when and if opened, may not be profitable, if at all, for several months.

We anticipate that our new restaurants, when and if opened, will generally take several months to reach normalized operating levels due to inefficiencies typically associated with new restaurants, including lack of market awareness, the need to hire and train a sufficient number of employees, operating costs, which are often materially greater during the first several months of operation than thereafter, pre-opening costs and other factors.  In addition, restaurants opened in new markets may open at lower average weekly sales volumes than restaurants opened in existing markets, and may have higher restaurant-level operating expense ratios than in existing markets.  Sales at restaurants opened in new markets may take longer to reach average annual company-owned restaurant sales, if at all, thereby affecting the profitability of these restaurants.

Our operations are susceptible to the cost of and changes in food availability which could adversely affect our operating results.

Our profitability depends in part on our ability to anticipate and react to changes in food costs.  Various factors beyond our control, including adverse weather conditions, governmental regulation, production, availability, recalls of food products and seasonality may affect our food costs or cause a disruption in our supply chain.  We enter into annual contracts with our beef and chicken suppliers.  Our contracts for chicken are fixed price contracts.  Our contracts for beef are generally based on current market prices plus a processing fee.  Changes in the price or availability of chicken or beef could materially adversely affect our profitability.  We cannot predict whether we will be able to anticipate and react to changing food costs by adjusting our purchasing practices and menu prices, and a failure to do so could adversely affect our operating results.  In addition, because we provide a "value-priced" product, we may not be able to pass along price increases to our guests.

The macroeconomic recession could affect our operating results.

The current state of the economy and decreased consumer spending has adversely affected our sales over the last eighteen months and may continue to cause material negative sales trends.  A continued shift in consumer purchases toward $1 value menus in our competitive segment, and a proliferation of heavy discounting by our major competitors, may also continue to negatively affect our sales and operating results.

Price increases may impact guest visits.

We may make price increases on selected menu items in order to offset increased operating expenses we believe will be recurring.  Although we have not experienced significant consumer resistance to our past price increases, we cannot provide assurance that this or other future price increases will not deter guests from visiting our restaurants or affect their purchasing decisions.

Sites may be difficult to acquire.

Location of our restaurants in high-traffic and readily accessible areas is an important factor for our success.  Drive-through restaurants require sites with specific characteristics and there are a limited number of suitable sites available in our geographic markets.  Since suitable locations are in great demand, in the future we may not be able to obtain optimal sites at a reasonable cost.  In addition, we cannot assure you that the sites we do obtain will be successful.

We will require additional financing.

In order to fully develop the Denver and Colorado Springs/Pueblo markets and to expand into markets outside of Colorado, we will require additional financing.  We cannot assure you that we will be able to access sufficient capital to adequately finance our operations and our planned developments or that additional financing will be available on reasonable terms.  The current economic recession and status of the capital markets may adversely affect our ability to acquire additional debt or equity financing for working capital, new restaurant development, or refinancing of existing funding agreements.

If our franchisees cannot develop or finance new restaurants, build them on suitable sites or open them on schedule, our growth and success may be impeded.

Under our current form of area development agreement, some franchisees must develop a predetermined number of restaurants according to a schedule that lasts for the term of their development agreement.  Franchisees may not have access to the financial or management resources that they need to open the restaurants required by their development schedules, or may be unable to find suitable sites on which to develop them.  Franchisees may not be able to negotiate acceptable lease or purchase terms for the sites, obtain the necessary permits and government approvals or meet construction schedules.  From time to time in the past, we have agreed to extend or modify development schedules and we may do so in the future.  Any of these problems could slow our growth and reduce our franchise revenues.

Additionally, our franchisees depend upon financing from banks and other financial institutions in order to construct and open new restaurants.

Difficulty in obtaining adequate financing would adversely affect the number and rate of new restaurant openings by our franchisees and adversely affect our future franchise revenues.

Our franchisees could take actions that could harm our business.

Franchisees are independent contractors and are not our employees.  We provide training and support to franchisees; however, franchisees operate their restaurants as independent businesses.  Consequently, the quality of franchised restaurant operations may be diminished by any number of factors beyond our control.  Moreover, franchisees may not successfully operate restaurants in a manner consistent with our standards and requirements, or may not hire and train qualified managers and other restaurant personnel.  Our image and reputation, and the image and reputation of other franchisees, may suffer materially and system-wide sales could significantly decline if our franchisees do not operate successfully.

We depend on key management employees.

We believe our current operations and future success depend largely on the continued services of our management employees, in particular Boyd E. Hoback, our president and chief executive officer, and Scott LeFever, our vice president of operations.  Although we have entered into an employment agreement with Mr. Hoback, he may voluntarily terminate his employment with us at any time.  In addition, we do not maintain key-person insurance on Messrs. Hoback's or LeFever's life.  The loss of Messrs. Hoback's or LeFever's services, or other key management personnel, could have a material adverse effect on our financial condition and results of operations.

Risks Related to the Restaurant Industry

The hamburger restaurant market is highly competitive.

The hamburger restaurant market is highly competitive.  Our competitors include many recognized national and regional fast-food hamburger restaurant chains such as McDonald's, Burger King, Wendy's, Carl's Jr., Sonic, Jack in the Box and Culver's.  We also compete with small regional and local hamburger and other fast-food restaurants, many of which feature drive-through service.  Most of our competitors have greater financial resources, marketing programs and name recognition.  All of the major hamburger chains have increasingly offered selected food items and combination meals at discounted prices.  Continued discounting by competitors may adversely affect the revenues and profitability of our restaurants.

Health concerns relating to the consumption of beef, chicken or other food products could affect consumer preferences and could negatively impact our results of operations.

Like other restaurant chains, consumer preferences could be affected by health concerns about the avian influenza, also known as bird flu, or the consumption of beef, the key ingredient in many of our menu items, or negative publicity concerning food quality, illness and injury generally, such as negative publicity concerning E. coli, "mad cow" or "foot-and-mouth" disease, publication of government or industry findings concerning food products served by us, or other health concerns or operating issues stemming from one restaurant or a limited number of restaurants.  This negative publicity may adversely affect demand for our food and could result in a decrease in guest traffic to our restaurants.  If we react to the negative publicity by changing our concept or our menu we may lose guests who do not prefer the new concept or menu, and may not be able to attract a sufficient new guest base to produce the revenue needed to make our restaurants profitable.  In addition, we may have different or additional competitors for our intended guests as a result of a concept change and may not be able to compete successfully against those competitors.  A decrease in guest traffic to our restaurants as a result of these health concerns or negative publicity or as a result of a change in our menu or concept could materially harm our business.

We are subject to extensive government regulation that may adversely hinder or impact our ability to govern various aspects of our business including our ability to expand and develop our restaurants.

The restaurant industry is subject to various federal, state and local government regulations, including those relating to the sale of food.  While in the past we have been able to obtain and maintain the necessary governmental licenses, permits and approvals, our failure to maintain these licenses, permits and approvals, including food licenses, could adversely affect our operating results.  Difficulties or failures in obtaining the required licenses and approvals could delay or result in our decision to cancel the opening of new restaurants.  Local authorities may suspend or deny renewal of our food licenses if they determine that our conduct does not meet applicable standards or if there are changes in regulations.

We are also subject to federal and state laws that regulate the offer and sale of franchises and aspects of the licensor-licensee relationship.  Many state franchise laws impose restrictions on the franchise agreement, including limitations on non-competition provisions and the termination or non-renewal of a franchise.  Some states require that franchise materials be registered before franchises can be offered or sold in the state.

The Federal Americans with Disabilities Act prohibits discrimination on the basis of disability in public accommodations and employment.

Although our restaurants are designed to be accessible to the disabled, we could be required to make modifications to our restaurants to provide service to, or make reasonable accommodations for, disabled persons.

Various federal and state labor laws govern our relationship with our employees and affect operating costs.

These laws govern minimum wage requirements, such as those to be imposed by recently enacted legislation in Colorado, overtime pay, meal and rest breaks, unemployment tax rates, workers' compensation rates, citizenship or residency requirements, child labor regulations and sales taxes.  Additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits may increase our operating costs.

Labor shortages could slow our growth or harm our business.

Our success depends in part upon our ability to attract, motivate and retain a sufficient number of qualified, high-energy employees.   Qualified individuals needed to fill these positions are in short supply in some areas.  The inability to recruit and retain these individuals may delay the planned openings of new restaurants or result in high employee turnover in existing restaurants, which could harm our business.  Additionally, competition for qualified employees could require us to pay higher wages to attract sufficient employees, which could result in higher labor costs.  Most of our employees are paid on an hourly basis.  The employees are paid in accordance with applicable minimum wage regulations.  Accordingly, any increase in the minimum wage, whether state or federal, could have a material adverse impact on our business.

Risks Related to our Common Stock

The price of our Common Stock may fluctuate significantly, which may result in losses for investors.

The market price of our Common Stock has been volatile.  Over the 52-week period ending February 25, 2010, the last sale price of our Common Stock reported by the Nasdaq Capital Market ranged from a low of $0.75 per share to a high of $2.50 per share.  We expect our Common Stock to continue to be subject to fluctuations as a result of a variety of factors, including factors beyond our control.

Our Common Stock is thinly traded, which may make it more difficult for you to resell shares when you want at prices you find attractive.

Our Common Stock is thinly traded.  Securities that are thinly traded often experience a significant spread between the market maker's bid and asked prices.  Therefore, prices for actual transactions in securities may be difficult to obtain and holders of our Common Stock may be unable to resell their shares when they want at prices they find attractive.

We may never pay dividends on our Common Stock.

We have never paid cash dividends on our Common Stock and do not anticipate paying dividends on our Common Stock in the foreseeable future.  The payment of dividends on our Common Stock will depend on our earnings, capital requirements, financial condition and other factors.  Since restaurant development is capital intensive, we currently intend to retain any earnings for development purposes.

The former holders of our Series B Convertible Preferred Stock control our Board of Directors.

In February 2005, we consummated a Series B Convertible Preferred Stock financing in which we issued shares of our Series B Convertible Preferred Stock to certain investors.  We subsequently converted these shares of Series B Convertible Preferred Stock into shares of Common Stock.  However, pursuant to the applicable financing agreements, the holders of the Common Stock into which the Series B shares have been converted continue to have the right to designate a majority of our Board of Directors.  An additional provision of the financing restricts our ability to increase the size of the Board of Directors above seven directors, for as long as the original investors hold at least two-thirds of the Common Stock into which the Series B shares have been converted, unless we first receive approval from the holders of at least three-fourths of all outstanding shares of Common Stock.

Nevada law and our articles of incorporation and bylaws have provisions that discourage corporate takeovers and could prevent stockholders from realizing a premium on their investment.

We are subject to anti-takeover laws for Nevada corporations.  These anti-takeover laws prevent a Nevada corporation from engaging in a business combination with any stockholder, including all affiliates and associates of the stockholder, who owns 10% or more of the corporation's outstanding voting stock, for three years following the date that the stockholder acquired 10% or more of the corporation's voting stock, unless specified conditions are met.

Our articles of incorporation and our bylaws contain a number of provisions that may deter or impede takeovers or changes of control or management.

These provisions:

•         authorize our Board of Directors to establish one or more series of preferred stock, the terms of which can be determined by the Board of Directors at the time of issuance;

•         do not allow for cumulative voting in the election of directors unless required by applicable law.  Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors;

•         state that special meetings of our stockholders may be called only by the chairman of the board, the president or any two directors, and must be called by the president upon the written request of the holders of ten percent of the outstanding shares of capital stock entitled to vote at such special meeting; and

•         provide that the authorized number of directors is currently set at seven.

These provisions, alone or in combination with each other, may discourage transactions involving actual or potential changes of control, including transactions that otherwise could involve payment of a premium over prevailing market prices to stockholders for their Common Stock.

Our NASDAQ Listing Is Important.

Our Common Stock is currently listed for trading on the NASDAQ Capital Market.  The NASDAQ maintenance rules require, among other things, that our Common Stock price remains above $1.00 per share and that we have minimum net tangible assets in excess of $2 million.  We were required to obtain shareholder approval in 1998 for a reverse stock split to maintain a sufficient per share price to preserve our NASDAQ listing.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and The NASDAQ  Market rules, has required an increased amount of management attention and expense.  We remain committed to maintaining high standards of corporate governance and public disclosure.  As a result, we intend to invest all reasonably necessary resources to comply with evolving standards, and this investment has resulted in and will continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.  Accordingly, we are continuing to explore alternatives to reduce the cost burdens of being a publicly held entity.

Future changes in financial accounting standards may cause adverse unexpected operating results and affect our reported results of operations.

Changes in accounting standards can have a significant effect on our reported results and may affect our reporting of transactions completed before the change is effective.  As an example, in 2006, we adopted the change that requires us to record compensation expense in the statement of operations for employee stock options using the fair value method.  New pronouncements and varying interpretations of pronouncements have occurred and may occur in the future.  Changes to existing rules or differing interpretations with respect to our current practices may adversely affect our reported financial results.

Risks related to internal controls.

Public companies in the United States are required to review their internal controls as set forth in the Sarbanes-Oxley Act of 2002.  It should be noted that any system of controls, however well designed and operated, can provide only reasonable, and not absolute, assurance that the objectives of the system are met.  In addition, the design of any control system is based in part upon certain assumptions about the likelihood of future events.  Because of these and other inherent limitations of control systems, there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote.  If the internal controls put in place by us are not adequate or in conformity with the requirements of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated by the Securities and Exchange Commission, we may be forced to restate our financial statements and take other actions which will take significant financial and managerial resources, as well as be subject to fines and other government enforcement actions.

USE OF PROCEEDS

We are registering these shares pursuant to the registration rights granted to the selling securityholders.  We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale or other disposition of these shares by the selling securityholders.  We have agreed to pay all costs, expenses and fees relating to registering such shares of our Common Stock referenced in this prospectus.  The selling securityholders will pay any brokerage commissions and/or similar charges incurred for the sale of such shares of our Common Stock.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale or other disposition by the selling securityholders of up to a total of 639,969 shares of Common Stock issuable upon conversion of the Secured Convertible Promissory Note and exercise of the Warrants issued to the selling securityholders pursuant to the Loan Agreement dated as of February 1, 2010, as amended as of April 1, 2010.

The following table presents information regarding the selling securityholders and the shares that they may offer and sell from time to time under this prospectus.  This table is prepared based on information supplied to us by the selling securityholders, and reflects holdings as of February 16, 2010.  As used in this prospectus, the term "selling securityholders" includes the entities and persons listed below and any donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from any of the selling securityholders as a gift, pledge or other transfer.  Except as set forth in the footnotes below, beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of Common Stock under this prospectus.  Because the selling securityholders are not obligated to sell the shares of Common Stock under this prospectus, we cannot estimate how many shares of Common Stock that the selling securityholders will hold upon consummation of any such sales.

Security Holders	Number of Shares of Common Stock That May be Sold (1)	Percentage of Shares of Common Stock Outstanding (2)
W Capital, Inc.	480,305	10.58%
John T. McDonald	159,663	3.52%
(1)

The total number of shares of our Common Stock to which this prospectus relates consists of (a) an estimated 589,969 shares of Common Stock issuable to the selling securityholders upon conversion of the Note, and (b) 50,000 shares of Common Stock issuable to the selling securityholders upon exercise of the Warrants.  For purposes of this prospectus, we have calculated the maximum number of shares issuable upon conversion of the Note.  The Note is for an aggregate principal amount of $400,000 and bears interest at a rate of 12% per annum on the unpaid principal balance until August 1, 2010.  The maturity date for payment of all principal and interest on the Note is December 31, 2010.  However, if and to the extent that any portion of the Note is still outstanding after August 1, 2010, the interest rate will increase to 14% per annum from and after August 1, 2010 until the maturity date.  All interest accrues through the maturity date.  The Note is convertible into shares of our Common Stock at any time prior to repayment at a conversion price of 25% less than the average price of our Common Stock during the 20 days prior to the conversion date, provided however that the conversion price shall not be below $.75 per share nor above $1.08 per share.  Accordingly, we have calculated the maximum number of shares issuable upon conversion of the Note assuming that the entire principal balance and accrued interest through the maturity date will be converted at the minimum conversion price of $.75 per share.  However, the actual number of shares to which this prospectus relates may be less than 639,969 if the market price of our shares exceeds $1.00 per share (resulting in the conversion price being higher than $.75 per share) or the Note is repaid before the time of conversion.

(2)	Calculated based on 3,898,559 shares of Common Stock outstanding as of February 16, 2010, plus the 639,969 shares of Common Stock that may be sold under this prospectus.

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of our Common Stock or interests in shares of our Common Stock received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of shares or interests therein:

•      ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•      block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•      purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•      an exchange distribution in accordance with the rules of the applicable exchange;

•      privately negotiated transactions;

•      short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•      through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•      broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•      a combination of any such methods of sale; and

•      any other method permitted by applicable law.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.  The selling securityholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Common Stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume.  The selling securityholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities.  The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of the Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any.  Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents.  We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the Common Stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling securityholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Common Stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling securityholders and their affiliates.  In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the selling securityholders that we will use our commercially reasonable best efforts to keep the registration statement of which this prospectus constitutes a part effective until such time as the shares can be sold pursuant to an exemption from the registration requirements under the Securities Act.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Snell & Wilmer L.L.P., of Las Vegas, Nevada.

EXPERTS

The consolidated financial statements as of September 30, 2009 and for the years ended September 30, 2009 and 2008, incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Hein & Associates LLP, an independent registered public accounting firm, as indicated in their report with respect thereto, and are incorporated by reference in reliance upon the authority of said firm as experts in giving such report.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.     Exhibits.

4.1

Articles of Incorporation of the Registrant (previously filed on November 30, 1988 as Exhibit 3.1 to the registrant's Registration Statement on Form S-18 (File No. 33-25810-LA) and incorporated herein by reference)

4.2

Amendment to Articles of Incorporation of the Registrant dated January 23, 1990 (previously filed on January 18, 1990 as Exhibit 3.1 to the registrant's Current Report on Form 8-K (File No. 000-18590) and incorporated herein by reference)

4.3

Amendment to Articles of Incorporation (previously filed as Exhibit 3.5 to the registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996 and (File No. 000-18590) incorporated herein by reference)

4.4

Certificate of Designations, Preferences, and Rights of Series B Convertible Preference Stock of Good Times Restaurants Inc. (previously filed as Exhibit 1 to the Amendment No. 6 to Schedule 13D filed by The Erie County Investment Co., The Bailey Company, LLLP and Paul T. Bailey (File No. 005-42729) on February 14, 2005 and incorporated herein by reference)

4.5

Restated Bylaws of Registrant dated November 7, 1997 (previously filed as Exhibit 3.6 to the registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997 (File No. 000-18590) and incorporated herein by reference)

4.6

Restated Bylaws of Registrant, amended as of August 14, 2007 (previously filed as Exhibit 3.1 to the registrant's current report on Form 8-K dated December 31, 2007 (File No. 000-18590) and incorporated herein by reference)

4.7	Loan Agreement dated February 1, 2010 (previously filed as Exhibit 10.1 to the registrant's current report on Form 8-K dated February 3, 2010 (File No. 000-18590) and incorporated herein by reference)
4.8

Secured Convertible Promissory Note dated February 1, 2010 (previously filed as Exhibit 10.2 to the registrant's current report on Form 8-K dated February 3, 2010 (File No. 000-18590) and incorporated herein by reference)

4.9

Warrants to Purchase Shares of Common Stock dated February 1, 2010 (previously filed as Exhibit 4.1 to the registrant's current report on Form 8-K dated February 3, 2010 (File No. 000-18590) and incorporated herein by reference)

4.10

First Amendment to Loan Agreement dated April 1, 2010 (previously filed as Exhibit 10.1 to the registrant's current report on Form 8-K dated April 6, 2010 (File No. 000-18590) and incorporated herein by reference)

4.11

Secured Convertible Promissory Note dated April 1, 2010 (previously filed as Exhibit 10.2 to the registrant's current report on Form 8-K dated April 6, 2010 (File No. 000-18590) and incorporated herein by reference)

4.12

Warrants to Purchase Shares of Common Stock dated April 1, 2010 (previously filed as Exhibit 4.1 to the registrant's current report on Form 8-K dated April 6, 2010 (File No. 000-18590) and incorporated herein by reference)

5.1	Opinion of Snell & Wilmer L.L.P. (previously filed)
23.1	Consent of Hein & Associates LLP (previously filed)
23.2	Consent of Snell & Wilmer L.L.P. (included with opinion previously filed)
24.1	Power of Attorney (included on the signature page of previously filed registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on the 27th day of April, 2010.

GOOD TIMES RESTAURANTS INC.

                                                                                        By: /s/ Boyd E. Hoback

                                                                                                Boyd E. Hoback

                                                                                                President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Good Times Restaurants Inc., and each of us, do hereby constitute and appoint Boyd E. Hoback and Susan M. Knutson, and each of them individually, as our true and lawful attorneys and agents, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names, in connection with this registration statement or any registration statement for the same offering that is to be effective upon filing under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorneys and agents, or their substitutes, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ Boyd E. Hoback	Director, President and Chief Executive Officer	April 27, 2010
/s/ Susan M. Knutson	Controller and Principal Financial Officer	April 27, 2010
/s/ Geoffrey R. Bailey	Director	April 27, 2010
/s/ Ron Goodson	Director	April 27, 2010
/s/ David Grissen	Director	April 27, 2010
/s/ Eric W. Reinhard	Director	April 27, 2010
/s/ Richard J. Stark	Director	April 27, 2010
/s/ Alan A. Teran	Director	April 27, 2010

EXHIBIT INDEX

4.1

Articles of Incorporation of the Registrant (previously filed on November 30, 1988 as Exhibit 3.1 to the registrant's Registration Statement on Form S-18 (File No. 33-25810-LA) and incorporated herein by reference)

4.2

Amendment to Articles of Incorporation of the Registrant dated January 23, 1990 (previously filed on January 18, 1990 as Exhibit 3.1 to the registrant's Current Report on Form 8-K (File No. 000-18590) and incorporated herein by reference)

4.3

Amendment to Articles of Incorporation (previously filed as Exhibit 3.5 to the registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996 and (File No. 000-18590) incorporated herein by reference)

4.4

Certificate of Designations, Preferences, and Rights of Series B Convertible Preference Stock of Good Times Restaurants Inc. (previously filed as Exhibit 1 to the Amendment No. 6 to Schedule 13D filed by The Erie County Investment Co., The Bailey Company, LLLP and Paul T. Bailey (File No. 005-42729) on February 14, 2005 and incorporated herein by reference)

4.5

Restated Bylaws of Registrant dated November 7, 1997 (previously filed as Exhibit 3.6 to the registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1997 (File No. 000-18590) and incorporated herein by reference)

4.6

Restated Bylaws of Registrant, amended as of August 14, 2007 (previously filed as Exhibit 3.1 to the registrant's current report on Form 8-K dated December 31, 2007 (File No. 000-18590) and incorporated herein by reference)

4.7	Loan Agreement dated February 1, 2010 (previously filed as Exhibit 10.1 to the registrant's current report on Form 8-K dated February 3, 2010 (File No. 000-18590) and incorporated herein by reference)
4.8

Secured Convertible Promissory Note dated February 1, 2010 (previously filed as Exhibit 10.2 to the registrant's current report on Form 8-K dated February 3, 2010 (File No. 000-18590) and incorporated herein by reference)

4.9

Warrants to Purchase Shares of Common Stock dated February 1, 2010 (previously filed as Exhibit 4.1 to the registrant's current report on Form 8-K dated February 3, 2010 (File No. 000-18590) and incorporated herein by reference)

4.10

First Amendment to Loan Agreement dated April 1, 2010 (previously filed as Exhibit 10.1 to the registrant's current report on Form 8-K dated April 6, 2010 (File No. 000-18590) and incorporated herein by reference)

4.11

Secured Convertible Promissory Note dated April 1, 2010 (previously filed as Exhibit 10.2 to the registrant's current report on Form 8-K dated April 6, 2010 (File No. 000-18590) and incorporated herein by reference)

4.12

Warrants to Purchase Shares of Common Stock dated April 1, 2010 (previously filed as Exhibit 4.1 to the registrant's current report on Form 8-K dated April 6, 2010 (File No. 000-18590) and incorporated herein by reference)

5.1	Opinion of Snell & Wilmer L.L.P. (previously filed)
23.1	Consent of Hein & Associates LLP (previously filed)
23.2	Consent of Snell & Wilmer L.L.P. (included with opinion previously filed)
24.1	Power of Attorney (included on the signature page of previously filed registration statement)